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                                AMENDMENT NO. 1

                            PARTICIPATION AGREEMENT

The Participation Agreement (the "Agreement"), dated as of April 25, 2005, by and among Lazard Asset Management Securities LLC ("Lazard"), a Delaware limited liability company, Lazard Retirement Series, Inc., a Maryland corporation; and PHL Variable Insurance Company, a Connecticut life insurance company ("Insurance Company"), is hereby amended as follows:

    1. Substitute the language in Article 1 Section 1.13 with the following:
       "FINRA" means the Financial Industry Regulatory Authority. Substitute the term "NASD" with "FINRA".

    2. Schedule 1 of the Agreement is hereby deleted in its entirety and replaced with the following:

                                  SCHEDULE 1

FUNDS AVAILABLE UNDER THE CONTRACTS

Lazard Retirement Small Cap Portfolio
Lazard Retirement Emerging Markets Portfolio

SEPARATE ACCOUNTS UTILIZING THE FUNDS

PHL Variable Accumulation Account
PHL Variable Accumulation Account II
PHLVIC Variable Universal Life Account

    3. All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective date: February 1, 2008

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                                          LAZARD RETIREMENT SERIES, INC.

Attest: /s/ Joseph P. Brady               By:    /s/ Charles Carroll
        --------------------------------         ------------------------------
Name:   Joseph P. Brady                   Name:  Charles Carroll
Title:  Vice President                    Title: President

                                          LAZARD ASSET MANAGEMENT SECURITIES
                                          LLC

Attest: /s/ Joseph P. Brady               By:    /s/ Charles Carroll
        --------------------------------         ------------------------------
Name:   Joseph P. Brady                   Name:  Charles Carroll
Title:  Vice President                    Title: Deputy Chairman

                                          PHL VARIABLE INSURANCE COMPANY

Attest: /s/ John H. Beers                 By:    /s/ Gina Collopy O'Connell
        --------------------------------         ------------------------------
Name:   John H. Beers                     Name:  Gina Collopy O'Connell
Title:  VP & Secretary                    Title: Senior Vice President